UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2007

Infinity Energy Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17204	20-3126427
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

633 Seventeenth Street, Suite 1800, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	720-932-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) James A. Tuell ceased serving as President and Chief Operating Officer of Infinity Energy Resources, Inc. (the "Company") effective as of May 21, 2007. Mr. Tuell continues to serve as the Company’s principal financial and accounting officer and as director. The Company and Mr. Tuell are involved in discussions regarding the terms of Mr. Tuell’s separation from the Company, which is likely to include Mr. Tuell resigning as a director of the Company.

(c) Renato T. Bertani, age 53, has been elected to serve as the Chief Operating Officer of the Company effective May 21, 2007. Since March 1, 2007, Dr. Bertani has served, and he will continue to serve. as President and Chief Executive Officer of Thompson & Knight Global Energy Services, LLC ("TKGES") a subsidiary of Thompson & Knight LLP. TKGES provides portfolio and risk management and other consulting services to the oil and gas industry. Thompson & Knight LLP is a law firm headquartered in Dallas, Texas that provides legal services to the Company primarily in connection with its concessions in Nicaragua. From September 2001 to December 2006, Dr. Bertani served as President of Petrobras America, Inc., a U.S. subsidiary of the Petrobras Group. From 1976 through 2006, Dr. Bertani held various professional and managerial services positions at Petrobras, including Director of International E&P activities and Managing Director of Petrobras UK. Dr. Bertani has a Ph.D. in sedimentary geology and geochemistry from the University of Illinois. Dr. Bertani is the President of the Brazil Texas Chamber of Commerce and serves on the Advisory Board of the Center for International Studies of the St. Thomas University and on the Board of Trustees of the Museum of Fine Arts in Houston.

Under a consulting services agreement between the Company and TKGES, Dr. Bertani, who is an employee of TKGES, will render services as the Company’s Chief Operating Officer for up to one year. In this capacity, Dr. Bertani will be responsible for the operations of the Company and will assist the Company in assessing its personnel requirements. The agreement may be earlier terminated by either party. Pursuant to the Agreement, Dr. Bertani will provide services to the Company for three weeks of each of the first three months of the term, for which TKGES will receive a fee of $37,500 per month, and for two weeks of each month thereafter, for a fee of $30,000 per month. Dr. Bertani’s compensation from TKGES that is attributable to services for the Company will be based on the income of TKGES for the periods during which the consulting agreement is in effect. The Company and TKGES are in the process of negotiating the final form of the consulting services agreement, which is expected to include a grant by the Company of 100,000 options or warrants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infinity Energy Resources, Inc.

May 25, 2007	By:	/s/ Stanton E. Ross

Name: Stanton E. Ross
Title: Chief Executive Officer